UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)           On May 4, 2012, the Board of Directors (the “Board”) of Air Methods Corporation (the “Company”) appointed Dr. John J. Connolly and Jeffrey A. Dorsey to serve as directors of the Company, effective immediately following the Company’s annual meeting of stockholders on May 31, 2012 (the “Effective Date”).  Dr. Connolly and Mr. Dorsey were each appointed as Class II directors, with initial terms expiring at the Company’s 2014 annual meeting of stockholders.  It is contemplated that Dr. Connolly and Mr. Dorsey will serve on certain committees of the Board, but no such committee appointments have been made at this time.

Dr. Connolly and Mr. Dorsey will each receive the pro rata portion of the annual retainer for service on the Board (currently $60,000 per annum), based on the number of days remaining in the current director compensation year.  In addition, they are expected to receive a pro rata portion of the annual grants awarded to each of our non-employee directors in February 2012 (250 shares of restricted stock and an option to purchase 500 shares of the Company’s common stock).

Dr. Connolly is the President and CEO of Castle Connolly Medical Ltd., publisher of America’s Top Doctors® and other consumer guides to help people find the best healthcare.  Dr. Connolly previously served as President of New York Medical College, the nation’s second largest private medical college, for more than ten years. He is a Fellow of the New York Academy of Medicine, a Fellow of the New York Academy of Sciences, a Director of the Northeast Business Group on Health, a member of the President’s Council of the United Hospital Fund, and a member of the Board of Advisors of the Whitehead Institute for Biomedical Research.

Mr. Dorsey is currently serving as the President and Chief Executive Officer of the HCA Continental Division, HCA-HealthONE LLC (“HealthONE”).  Mr. Dorsey will be retiring from his role as President and Chief Executive Officer of HealthONE effective May 31, 2012.  HealthONE is the largest healthcare system in the metro Denver area with 8,500 employees and 3,000 affiliated physicians.

There is no arrangement or understanding pursuant to which either Dr. Connolly or Mr. Dorsey was appointed as a director.  Further, neither Dr. Connolly nor Mr. Dorsey has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: May 10, 2012	By:	/s/ Crystal L. Gordon
Crystal L. Gordon,
General Counsel and Secretary